Exhibit 99.1

2U, Inc. Reports Fourth-Quarter and Full-Year 2016 Financial Results

• Full-Year 2016 Revenue Growth of 37%, Year Over Year

• Full-Year Net Loss Margin Improvement of Eight Percentage Points, Year Over Year
• Full-Year Adjusted EBITDA Margin Improvement of Seven Percentage Points, Year Over Year
• 2016 was 2U’s First Adjusted EBITDA Profitable Year

LANHAM, Md., Feb. 23, 2017 — 2U, Inc. (NASDAQ: TWOU), today reported financial and operating results for the fourth quarter and full year ended December 31, 2016.

Fourth-Quarter 2016 Results

•                  Revenue was $57.4 million, an increase of 33% from $43.3 million in the fourth quarter of 2015.

•                  Net loss was $(2.2) million, or $(0.05) per share, compared to $(3.4) million, or $(0.07) per share, in the fourth quarter of 2015.

•                  Adjusted net income was $2.0 million, or $0.04 per share, compared to an adjusted net loss of $(0.1) million, or $(0.00) per share, in the fourth quarter of 2015.

•                  Adjusted EBITDA was $4.5 million, compared to $1.9 million, in the fourth quarter of 2015.

Full-Year 2016 Results

•                  Revenue was $205.9 million, an increase of 37% from $150.2 million, in 2015.

•                  Net loss was $(20.7) million, or $(0.44) per share, compared to $(26.7) million, or $(0.63) per share, in 2015.

•                  Adjusted net loss was $(4.9) million, or $(0.10) per share, compared to $(14.2) million, or $(0.34) per share, in 2015.

•                  Adjusted EBITDA was $4.5 million, compared to an adjusted EBITDA loss of $(6.6) million, in 2015.

“We once again produced strong financial performance for both the fourth quarter and full-year 2016.  Both periods showed significant year-over-year revenue growth as well as continued margin progress in each of our earnings measures,” said Chip Paucek, 2U’s CEO and co-founder. “2016 was the year that the first of our three earnings measures, adjusted EBITDA, turned positive, which is the result of having an increasing number of programs progressing toward and reaching steady state margins. Additionally, the launch cohort margins we reported for the year are further validation that mature programs can achieve the long-term steady state margins we target in the time frames we expect.

“We have now announced our full slate of 10 program launches for 2017, one more than originally promised. We have also committed to a target of 12 or more programs for 2018. With the new programs, we intend to add new university partners, new degree verticals and geographic diversity, in addition to expanding our scope in existing multiple program verticals.”

Financial Outlook

Based on information available as of today, 2U is issuing the following guidance for first quarter and full year of 2017.

(in millions, except per share amounts)	1Q 2017	FY 2017
Revenue	$63.6 - $64.0	$267.6 - $269.8
Net Loss	$(4.1) - $(3.7)	$(28.0) - $(25.6)
Net Loss per Share	$(0.09) - $(0.08)	$(0.58) - $(0.53)
Adjusted Net Income (Loss)	$0.1 - $0.4	$(7.2) - $(5.2)
Adjusted Net Income (Loss) per Share	$0.00 - 0.01	$(0.15) -$(0.11)
Weighted-Average Shares of Common Stock, Basic	47.3	48.3
Weighted-Average Shares of Common Stock, Diluted	51.5	n/a
Adjusted EBITDA	$2.9 - $3.2	$8.0 - $10.0
Stock-Based Compensation Expense	$4.1 - $4.2	$20.4 - $20.8

2U expects that of 2017 revenue, 52% to 53% should be recognized in the second half of the year, with the year’s largest sequential revenue growth occurring in the fourth quarter. Further, as seen in prior years, we can experience significant margin variability driven by significant revenue growth combined with cost seasonality. For full-year 2017, we expect this margin variability to be distributed between the first half and the second half of the year as follows:

•                  net loss margin of between (11)% and (12)% for the first half of the year and between (8)% and (9)% for the second half of the year,

•                  adjusted net loss margin of between (4)% and (5)% for the first half of the year and between 0% and (1)% for the second half of the year, and

•                  adjusted EBITDA margin of between 0% and 1% for the first half of the year and between 5% and 6% for the second half of the year.

Note that cost seasonality in the second and fourth quarters typically reduces margins in the first half of each year and improves margins in the second half of each year, so second-half margins should not be viewed as being a run rate for the first half of the following year.

Non-GAAP Measures

To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted net income (loss) per share, which are non-GAAP financial measures.

We define adjusted EBITDA as net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization, and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.

We define adjusted net income (loss) as net income or net loss, as applicable, before stock-based compensation expense. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by diluted weighted-average shares of common stock outstanding for periods which result in adjusted net income, and basic weighted-average shares outstanding for periods which result in an adjusted net loss. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. These non-GAAP measures are key metrics company management uses to compare the company’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. These measures also provide useful information to investors and analysts relating to 2U’s financial condition and results of operations. These financial measures are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. In addition, these financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on 2U’s non-GAAP financial measures and reconciliations of such measures to the nearest GAAP measures, see the reconciliation tables on the last page of this press release under the heading “Reconciliation of Non-GAAP Measures.” 2U urges investors to review these reconciliations and not to rely on any single financial measure to evaluate the company’s business.

Conference Call Information

What:	2U, Inc.’s fourth-quarter and full-year 2016 financial results conference call
When:	Thursday, February 23, 2017
Time:	5 p.m. ET
Live Call:	877-359-9508
Webcast:	investor.2U.com

About 2U, Inc. (NASDAQ: TWOU)

2U partners with great colleges and universities to build what we believe is the world’s best online education. Our platform provides a comprehensive fusion of technology, services and data architecture to transform our clients, historically campus-based universities of the highest quality and rigor, into digital universities. To learn more, visit 2U.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding future results of the operations and financial position of 2U, Inc., including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, our failure to attract new colleges and universities as clients; our failure to acquire qualified students for our clients’ programs; failure of clients’ students to remain enrolled in their programs; loss, or material underperformance, of any one client; our ability to compete against current and future competitors; disruption to, or failure of, our Platform; and data privacy or security breaches. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed with the Securities and Exchange Commission. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Ed Goodwin, VP of Investor Relations, 2U, Inc., egoodwin@2U.com

Media Contact: Cassie France-Kelly, VP of Public Relations, 2U, Inc., cfrance-kelly@2U.com

2U, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31,
	2016	2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$168,730	$183,729
Accounts receivable, net	7,860	975
Advances to clients	567	1,508
Prepaid expenses and other assets	7,541	6,695
Total current assets	184,698	192,907
Property and equipment, net	15,596	3,621
Capitalized technology and content development costs, net	31,867	22,628
Advances to clients, non-current	2,100	1,042
Prepaid expenses, non-current	7,052	7,099
Other non-current assets	3,007	3,744
Total assets	$244,320	$231,041
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,729	$4,544
Accrued compensation and related benefits	16,491	13,405
Accrued expenses and other liabilities	17,712	12,039
Deferred revenue	3,137	2,609
Total current liabilities	41,069	32,597
Non-current liabilities	8,014	2,655
Total liabilities	49,083	35,252
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2016 and 2015	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 47,151,635 shares issued and outstanding as of December 31, 2016; 45,776,455 shares issued and outstanding as of December 31, 2015	47	46
Additional paid-in capital	371,455	351,324
Accumulated deficit	(176,265)	(155,581)
Total stockholders’ equity	195,237	195,789
Total liabilities and stockholders’ equity	$244,320	$231,041

2U, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Revenue	$57,350	$43,252	$205,864	$150,194
Costs and expenses:
Servicing and support	10,859	8,749	40,982	32,047
Technology and content development	8,496	7,529	33,283	27,211
Program marketing and sales	27,306	20,231	106,610	82,911
General and administrative	13,061	10,064	46,021	34,123
Total costs and expenses	59,722	46,573	226,896	176,292
Loss from operations	(2,372)	(3,321)	(21,032)	(26,098)
Other income (expense):
Interest expense	—	(173)	(35)	(552)
Interest income	163	94	383	167
Other	—	—	—	(250)
Total other income (expense)	163	(79)	348	(635)
Loss before income taxes	(2,209)	(3,400)	(20,684)	(26,733)
Income tax expense	—	—	—	—
Net loss	(2,209)	(3,400)	(20,684)	(26,733)
Net loss per share, basic and diluted	$(0.05)	$(0.07)	$(0.44)	$(0.63)
Weighted average common shares outstanding, basic and diluted	47,075,167	45,651,475	46,609,751	42,420,356

2U, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2016	2015	2014
	(unaudited)
Cash flows from operating activities
Net loss	$(20,684)	$(26,733)	$(28,999)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	9,750	7,220	5,572
Stock-based compensation expense	15,823	12,499	7,527
Charge related to execution of new lease agreement	—	884	—
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable, net	(6,885)	(625)	1,485
Increase in advances to clients	(117)	(875)	(1,094)
Increase in prepaid expenses and other current assets	(973)	(4,001)	(374)
(Decrease) increase in accounts payable	(815)	2,251	(2,565)
Increase in accrued compensation and related benefits	3,086	4,317	3,123
Increase in accrued expenses and other liabilities	1,052	1,216	2,978
Increase in deferred revenue	528	703	640
Decrease (increase) in payments to clients	2,234	(3,664)	(826)
Decrease (increase) in other assets and other liabilities, net	2,211	(2,709)	153
Other	—	250	695
Net cash provided by (used in) operating activities	5,210	(9,267)	(11,685)
Cash flows from investing activities
Capitalized technology and content development cost expenditures	(16,728)	(12,358)	(9,454)
Purchases of property and equipment	(7,648)	(1,256)	(1,499)
Other	(142)	(2,331)	(29)
Net cash used in investing activities	(24,518)	(15,945)	(10,982)
Cash flows from financing activities
Proceeds from exercise of stock options	4,859	5,336	2,282
Proceeds from issuance of common stock, net of offering costs	—	117,112	100,302
Proceeds from revolving line of credit	—	—	5,000
Payment on revolving line of credit	—	—	(5,000)
Other	(550)	(436)	—
Net cash provided by financing activities	4,309	122,012	102,584
Net (decrease) increase in cash and cash equivalents	(14,999)	96,800	79,917
Cash and cash equivalents, beginning of period	183,729	86,929	7,012
Cash and cash equivalents, end of period	$168,730	$183,729	$86,929
Supplemental disclosure of non-cash investing and financing activities
Accrued capital expenditures	$6,729	$415	$557
Accretion of issuance costs on redeemable convertible preferred stock	—	—	89
Common stock granted in exchange for consulting services received	—	—	55

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss to adjusted net income (loss) for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands, except share and per share amounts)
Net loss	$(2,209)	$(3,400)	$(20,684)	$(26,733)
Adjustments:
Stock-based compensation expense	4,230	3,282	15,823	12,499
Total adjustments	4,230	3,282	15,823	12,499
Adjusted net income (loss)	$2,021	$(118)	$(4,861)	$(14,234)
Net loss per share (1)	$(0.05)	$(0.07)	$(0.44)	$(0.63)
Weighted-average shares of common stock outstanding, basic (1)	47,075,167	45,651,475	46,609,751	42,420,356
Adjusted net income (loss) per share (2)	$0.04	$(0.00)	$(0.10)	$(0.34)
Weighted-average shares of common stock outstanding, basic or diluted (2)	50,843,497	45,651,475	46,609,751	42,420,356

(1)   The Company computes net loss per share using basic weighted-average shares of common stock outstanding.

(2)   The Company computes adjusted net income (loss) per share using diluted weighted-average shares of common stock outstanding for periods which result in adjusted net income, and uses basic weighted-average shares outstanding for periods which result in an adjusted net loss.

The following table presents a reconciliation of net loss to adjusted EBITDA (loss) for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands)
Net loss	$(2,209)	$(3,400)	$(20,684)	$(26,733)
Adjustments:
Interest expense	—	173	35	552
Interest income	(163)	(93)	(383)	(167)
Depreciation and amortization expense	2,690	1,932	9,750	7,220
Stock-based compensation expense	4,230	3,282	15,823	12,499
Total adjustments	6,757	5,294	25,225	20,104
Adjusted EBITDA (loss)	$4,548	$1,894	$4,541	$(6,629)

Launch Cohort Financial Performance

Adjusted EBITDA loss improvement over the periods presented in this earnings release for the year ended December 31, 2016 is due partly to the maturing of programs within our entire program portfolio. Because we incur program marketing and sales expenses prior to generating the revenue related to those expenses, programs will typically show an adjusted EBITDA loss for several years prior to reaching adjusted EBITDA profitability. The following table presents a reconciliation, after allocation of all corporate costs, of full-year 2016 net income (loss) margin to adjusted EBITDA (loss) margin for our client programs, grouped by the length of time since program launch, as of December 31, 2016.

	Less than 2 Years(4)	2-3 Years(5)	3-4 Years(6)	Greater than 4 Years(7)	Total
Net income (loss)	(155)%	(19)%	6%	28%	(10)%
Interest expense(3)	0%	0%	0%	0%	0%
Interest income(3)	0%	0%	0%	0%	0%
Depreciation and amortization expense(3)	9%	6%	5%	3%	5%
Stock-based compensation expense(3)	16%	7%	7%	5%	7%
Adjusted EBITDA (loss)	(130)%	(6)%	18%	36%	2%

(3)         We consider interest expense, interest income, and the non-program specific portions of depreciation and amortization expense and stock-based compensation expense to be corporate expenses, and therefore we allocate those expenses to the above groupings based on our corporate allocation methodology.

(4)         Includes programs launched in 2016 and 2015 and expenses incurred in connection with programs not yet launched.

(5)         Includes programs launched in 2014.

(6)         Includes programs launched in 2013.

(7)         Includes all programs launched prior to 2012.

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss guidance to adjusted net income (loss) guidance and for each of the periods indicated:

	Three Months Ended March 31,	Year Ended December 31,
	2017	2017
	(in thousands, except share and per share amounts)
Net loss	$(3,900)	$(26,800)
Adjustments:
Stock-based compensation expense	4,150	20,600
Total adjustments	4,150	20,600
Adjusted net income (loss)	$250	$(6,200)
Net income (loss) per share (8)	$(0.08)	$(0.55)
Weighted-average shares of common stock outstanding, basic or diluted (8)	47,341,000	48,320,000
Adjusted net income (loss) per share (9)	$0.00	$(0.13)
Weighted-average shares of common stock outstanding, basic or diluted (9)	51,461,000	48,320,000

(8)         The Company computes net income (loss) per share using diluted weighted-average shares of common stock outstanding for periods which result in net income, and uses basic weighted-average shares outstanding for periods which result in a net loss.

(9)         The Company computes adjusted net income (loss) per share using basic and diluted weighted-average shares of common stock outstanding for periods which result in adjusted net income, and uses basic weighted-average shares outstanding for periods which result in an adjusted net loss.

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss guidance to adjusted EBITDA guidance for each of the periods indicated:

	Three Months Ended March 31,	Year Ended December 31,
	2017	2017
	(in thousands)
Net loss	$(3,900)	$(26,800)
Adjustments:
Interest expense	100	175
Interest income	(150)	(475)
Depreciation and amortization expense	2,850	15,500
Stock-based compensation expense	4,150	20,600
Total adjustments	6,950	35,800
Adjusted EBITDA	$3,050	$9,000

Key Financial Performance Metrics

(unaudited)

Platform Revenue Retention Rate

The following table sets forth our platform revenue retention rate for the periods presented, as well as the number of programs included in the platform revenue retention rate calculation.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Platform revenue retention rate	127.7%	127.0%	123.0%	120.2%
Number of programs included in comparison (10)	16	12	12	9

(10)  Reflects the number of programs operating both in the reported period and in the prior year comparative period.

Full Course Equivalent Enrollments

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our clients’ programs for the last eight quarters.

	Q1 ’15	Q2 ’15	Q3 ’15	Q4 ’15	Q1 ’16	Q2 ’16	Q3 ’16	Q4 ’16
Full course equivalent enrollments in our clients’ programs	13,093	13,557	13,840	16,530	17,709	18,823	19,126	21,686

Average revenue per full course equivalent enrollment in our clients’ programs	$2,644	$2,599	$2,680	$2,617	$2,679	$2,609	$2,717	$2,645